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                                                                   EXHIBIT 10.15

                         LIBERTY GROUP PUBLISHING, INC.
                             1999 STOCK OPTION PLAN


ARTICLE 1 - PURPOSE AND TERM OF PLAN

         1.1 Purpose. The purposes of the Plan are to aid Liberty Group Publishing, Inc. ("Liberty") and its Subsidiaries (Liberty and its Subsidiaries collectively being referred to herein as the "Company") in attracting and retaining Key Employees through a competitive compensation package, to stimulate the efforts of such Key Employees, to strengthen their desire to remain with the Company, to aid the Company in attracting superior individuals to serve as Nonemployee Directors and to provide appropriate compensation to such Nonemployee Directors for their service. Toward these objectives, the Board may grant Options to Key Employees and Nonemployee Directors on the terms and subject to the conditions set forth in the Plan.

         1.2 Term. The Plan shall become effective as of February 1, 1999, subject to its approval by the stockholders of Liberty. No Options shall be exercisable or payable before approval of the Plan has been obtained from Liberty's stockholders. Options shall not be granted pursuant to the Plan after December 31, 2008.

ARTICLE 2 - DEFINED TERMS

         Certain capitalized terms used herein shall have the meaning given such terms in Section 8.12.

ARTICLE 3 - ELIGIBILITY

         Only Key Employees and Nonemployee Directors are eligible to receive Options under the Plan. For purposes of the Plan, the Board shall select, from time to time, Participants from those Key Employees and Nonemployee Directors, respectively, who, in the opinion of the Board, can further the Plan's purposes. Once a Participant is so selected, the Board shall establish in the related Agreements the terms, conditions, restrictions, and limitations, if any, applicable to the Options in addition to those set forth in this Plan and the administrative rules and regulations issued by the Board.

ARTICLE 4 - PLAN ADMINISTRATION

         4.1 Responsibility. The Board shall have total and exclusive responsibility to control, operate, manage, and administer the Plan in accordance with its terms.


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         4.2 Authority of the Board. The Board shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Board shall have the exclusive right:

         (a) to select those persons to whom Options may be granted from time to time;

         (b) to determine whether and to what extent Options are to be granted hereunder;

         (c) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

         (d) to determine the terms and conditions of any Option granted hereunder (including, but not limited to, the option price, the option period, any exercise restriction or limitation, any exercise acceleration or forfeiture waiver or any performance criteria regarding an Option and the shares of Common Stock relating thereto);

         (e) to adjust the terms and conditions, at any time or from time to time, of any Option, subject to the limitations of Section 8.3;

         (f) to determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Option shall be deferred;

         (g) to determine under what circumstances an Option may be settled in cash or Common Stock;

         (h) to provide for the forms of Agreement to be utilized in connection with this Plan;

         (i) to determine whether a Participant has a Disability or a Retirement;

         (j) to determine what securities law requirements are applicable to this Plan, the grant or exercise of Options, and the issuance of shares of Common Stock and to require of a Participant that appropriate action be taken with respect to such requirements;

         (k) to cancel, with the consent of the Participant or as otherwise provided in this Plan or an Agreement, outstanding Options;

         (l) to interpret and make a final determination with respect to the remaining number of shares of Common Stock available under this Plan;

         (m) to require as a condition of the exercise of an Option or the issuance or transfer of a certificate of Common Stock, the withholding from a Participant of the






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                  amount of any federal, state or local taxes as may be
                  necessary in order for the Company or any other employer to obtain a deduction or as may be otherwise required by law;

         (n) to determine whether and with what effect an individual has incurred a termination of employment;

         (o) to determine whether the Company or any other person has a right or obligation to purchase Common Stock from a Participant and, if so, the terms and conditions on which such Common Stock is to be purchased;

         (p) to determine the restrictions or limitations on the transfer of Common Stock;

         (q) to determine whether an Option is to be adjusted, modified or purchased, or is to become fully exercisable, under this Plan or the terms of an Agreement;

         (r) to determine the permissible methods of Option exercise and payment, including cashless exercise arrangements;

         (s) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;

         (t) accelerate the vesting or exercise of an Option when such action or actions would be in the best interest of the Company;

         (u) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan;

         (v) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of this Plan; and

         (w) to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties.

         The Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of this Plan and any Option issued under this Plan (and any Agreement) and to otherwise supervise the administration of this Plan. The Board's policies and procedures may differ with respect to Options granted at difference times or to different Participants.

         4.3 Discretionary Authority. The Board shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including without limitation its construction of the terms of the Plan and its determination of eligibility for participation and the grant of Options under the Plan. It is the





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intent of the Plan that the decisions of the Board and its action with respect to the Plan shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

         4.4 Section 162(m) of the Code. With regard to all Covered Employees, the Plan shall, for all purposes, be interpreted and construed in accordance with Section 162(m) of the Code.

         4.5 Action by the Board. The Board may act only by (i) a majority of its members or (ii) the unanimous consent of the Executive Committee of the Board. Any determination of the Board may be made, without a meeting, by a writing or writings signed by all of the members of the Board. In addition, the Board may authorize any one or more of its members to execute and deliver documents on behalf of the Board.

         4.6 Delegation of Authority. The Board may delegate some or all of its authority under the Plan to any person or persons, including the President or Chief Executive Officer of Liberty, provided that any such delegation be in writing; provided, however, that only the Board may select and grant Options to Participants who are subject to Section 16 of the Exchange Act or are Covered Employees.


                       ARTICLE 5 - SHARES SUBJECT TO PLAN

         5.1 Available Shares. The maximum number of shares of Common Stock that shall be available for issuance pursuant to the grant of Options under the Plan (including incentive stock options) during the term of the Plan shall be 2,474. Such number shall be subject to adjustment as provided in Section 5.2.) Any shares of Common Stock related to Options that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares shall be available once again for grant under the Plan. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares, treasury shares, shares issued and outstanding or shares owned by a Subsidiary.

         5.2 Adjustment to Shares.

             5.2.1 In General. The provisions of this Subsection 5.2.1 are subject to the limitation contained in Subsection 5.2.2. If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or the like at any time after February 1, 1999, the maximum number of shares available for Options, the shares subject to any Option and the exercise prices of Options may be adjusted. If there is any change in the number of outstanding shares of Common Stock through a merger, consolidation, separation (including a spin-off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the meaning of such term in Section 368(a) of the Code) or partial or complete liquidation, the Board may make appropriate adjustments in the maximum number of shares of Common Stock that may be issued under the Plan and




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         any adjustments and/or modifications to outstanding Options as it, in its sole discretion, deems appropriate. In event of any other change in the capital structure or in the Common Stock of Liberty, the Board shall also be authorized to make such appropriate adjustments in the maximum number of shares of Common Stock available for issuance under the Plan and any adjustments and/or modifications to outstanding Options as it, in its sole discretion, deems appropriate.

             5.2.2 Covered Employees. In no event shall the Option of any Participant who is a Covered Employee be adjusted pursuant to this Subsection 5.2 to the extent it would cause such Option to fail to qualify as "performance-based compensation" under Section 162(m) of the Code or cause the Plan to fail to comply with (i) Section 422 of the Code or (ii) Section 16 of the Exchange Act.

             5.2.3 Board Authority to Make Adjustments. Any adjustments pursuant to this Subsection 5.2 shall be made by the Board, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.


                        ARTICLE 6 - STOCK OPTION PROGRAM

         6.1 In General. Options may be granted to Key Employees and Nonemployee Directors. These Options may be incentive stock options within the meaning of
Section 422 of the Code or non-qualified stock options (i.e., stock options that are not incentive stock options), or a combination of both. All Options under the Plan issued to Covered Employees shall qualify as "performance-based compensation" under Section 162(m) of the Code.

         6.2 Terms and Conditions of Stock Options. An Option shall be exercisable in whole or in such installments and at such times as may be determined by the Board. The price at which Common Stock may be purchased upon exercise of an Option shall not be less than 100% of the closing price at which a share of Common Stock trades on the date of the grant's Effective Date, or the next preceding trading day if such date was not a trading date, on the primary securities exchange or quotation system on which the Common Stock is then traded, or, if the Common Stock is not then traded on a securities exchange or quotation system, the fair market value of such Common Stock as determined on an annual basis by an independent expert hired for such purpose (the "Fair Market Value"). Moreover, all Options shall expire not later than 10 years from the date the Option is granted. Options shall not be repriced, i.e., there shall be no grant of an Option(s) to a Participant in exchange for a Participant's agreement to cancellation of a higher- priced Option(s) that was previously granted to such Participant.

         6.3 Restrictions Relating to Incentive Stock Options. Options issued in the form of incentive stock options shall, in addition to being subject to the terms and conditions of Section 6.2, comply with Section 422 of the Code. Accordingly, the aggregate fair market value (determined at the time the option was granted) of the Common Stock with respect to which





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incentive stock options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company) shall not exceed $100,000 (or such other limit as may be required by the Code). The price at which Common Stock may be purchased upon exercise of an incentive stock option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the grant's Effective Date. Notwithstanding the foregoing in the case of an incentive stock option granted to a Key Employee who at the time of grant owns (as is defined in Section 424(d) of the Code) stock of the Company, its parent or the Subsidiaries, possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of the Subsidiaries, the price at which Common Stock may be purchased upon exercise of such incentive stock option shall be not less than 110% of the Fair Market Value of a share of Common Stock on the grant's Effective Date, and the Option shall expire not later than 5 years from the date such Option is granted. In no event may the price at which Common Stock may be purchased upon exercise of such incentive stock option be less than the par value of the Common Stock subject to such incentive stock option. From the maximum number of shares available for issuance under the Plan under Section 5.1, the maximum number of shares of Common Stock that shall be available for incentive stock options granted under the Plan shall be 2,474 (such number shall be subject to adjustment as provided in Section 5.2).

         6.4 Additional Terms and Conditions. The Board may, by way of the Agreement or otherwise, establish such other terms, conditions, restrictions, and limitations, if any, of any Option, provided they are not inconsistent with the Plan.

         6.5 Manner of Exercise. A participant may pay to the Company the option price of an Option (i) in cash, (ii) shares of Common Stock, (iii) a combination of the foregoing, or (iv) such other consideration as the Board may deem appropriate. The Board shall establish appropriate methods for accepting Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise an Option. The Board may permit a Participant to satisfy any amounts required to be withheld under the applicable Federal, state and local tax laws, in effect from time to time, by electing to have the Company withhold a portion of the shares of Common Stock to be delivered for the payment of such taxes.

         6.6 Nontransferability of Options. No Option granted pursuant to the Plan shall be transferable otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. During the lifetime of an optionee, the Option shall be exercisable only by the optionee personally or by the optionee's legal representative.

         6.7 Vesting of Options.

             6.7.1 Each Option granted pursuant to this Plan shall be vested and exercisable as set forth in the relevant Agreement. No Option shall be exercisable prior to the time at which it becomes vested.


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                  6.7.2 Unless provided otherwise in an Agreement, the rules in this Subsection 6.7.2 shall apply. In the event the Participant's employment with the Company terminates because of the Participant's death, Disability or Retirement, the Option shall remain exercisable, in whole but not in part, to the extent vested and exercisable on the date the Participant's employment terminates, for the period ending one
         (1) year from the date of termination. In the event the Participant's employment with the Company terminates for any other reason, other than for Cause, the Option shall remain exercisable, in whole but not in part, to the extent vested and exercisable on the date the Participant's employment terminates, for the period ending thirty (30) days from the date of termination. In the event the Participant's employment is terminated by the Company for Cause, the Option shall terminate, expire and be forfeited on the date the Participant's employment terminates.

             6.7.3 The right to exercise any Option granted pursuant to this Plan shall be cumulative during the term thereof. Not less than 10 shares of Common Stock may be purchased upon the exercise of any part of the Option at any one time unless the number of shares of Common Stock purchased is the total number at the time purchased under the Option. No Option may be exercised for any fraction of a share of Common Stock.

         6.8 Maximum Option Payable. Notwithstanding any provision contained in the Plan to the contrary, following an initial public offering the maximum number of shares for which Options may be granted under the Plan to any one Participant for a calendar year is 494 (such number shall be subject to adjustment as provided in Section 5.2).

         6.9 Noncompetition. As to all Options granted hereunder unless the Agreement specifically provides otherwise, a Participant shall forfeit all unexercised Options if, (i) in the opinion of the Board, the Participant, without the prior written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, stockholder, employee, or otherwise, in any business or activity competitive with the business conducted by the Company; (ii) at any time divulges to any person or any entity other than the Company any trade secrets, methods, processes or the proprietary or confidential information of the Company; or
(iii) the Participant performs any act or engages in any activity that the Board determines is contrary to the best interests of the Company. For purposes of this Section 6.9, a Participant shall not be deemed a stockholder if the Participant's record and beneficial ownership amount to not more than 1% of the outstanding capital stock of any company subject to the periodic and other reporting requirements of the Exchange Act.

         6.10 Evidence of Ownership of Common Stock. Upon exercise of an Option, ownership of Common Stock shall be evidenced by uncertificated shares as provided by Section 158 of the General Corporation Law of the state of Delaware or certificated shares, as the Board may determine. The Company shall take all appropriate steps to properly register shares of Common Stock issued pursuant to the Plan in the name of such Participant. Any






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evidence of ownership of shares shall bear an appropriate notification or other legend referring to the terms, conditions, and restrictions applicable to such Common Stock, if any.

                          ARTICLE 7 - CHANGE IN CONTROL

         In the event of a Change In Control, the Board, or the board of directors of any corporation assuming the obligations of Liberty, may, in its sole discretion, take any one or more of the following actions, as to outstanding Options: (a) provide that such Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation or entity (or an affiliate thereof), provided, however, that any such options substituted for incentive stock options shall meet the requirements of Section 424(a) of the Code, (b) upon written notice to the Participants, provide that (i) all exercisable but unexercised Options will terminate immediately prior to the consummation of such Change In Control unless exercised by the Participant within a specified period following the date of such notice and prior to the consummation of such Change In Control and (ii) all unexercisable Options will terminate upon consummation of such Change In Control, (c) in the event of a merger or consolidation under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a payment for each share surrendered in the merger or consolidation (the "Merger Price"), make or provide for a payment to the Participants equal to the difference between (i) the Merger Price times the number of shares of Common Stock subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Merger Price) and (ii) the aggregate exercise price of all such outstanding Options, in exchange for the termination of such Options, (d) provide that all or any outstanding Options shall become exercisable in full immediately prior to such Change In Control and shall cease to be exercisable at any time after such Change In Control, or (e) take any other action with respect to outstanding Options that is not prohibited by (i) any other term or condition of this Plan, (ii) such terms and provisions of the Exchange Act (and the rules promulgated thereunder) that bear upon this Plan or the Options authorized or granted under it and (iii) in the case of incentive stock options, such terms and provisions of the Code (and the rules promulgated thereunder) that apply to such incentive stock options.

                            ARTICLE 8 - MISCELLANEOUS

         8.1 Nonassignability. No Options rights shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance.

         8.2 Withholding Taxes. The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Board may allow a Participant to pay the amount of taxes required by law to be withheld with respect






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to an Option by withholding from any payment of Common Stock due as a result of the exercise of such Option, or by permitting the Participant to deliver to the Company, shares of Common Stock having a fair-market value, as determined by the Board, equal to the amount of such required withholding taxes.

         8.3 Amendments to Options. The Board may at any time unilaterally amend any unexercised Option; provided, however, that any such amendment which, in the opinion of the Board, is adverse to the Participant shall require the Participant's consent.

         8.4 No Right to Continued Employment or Grants. Participation in the Plan shall not give any Employee any right to remain in the employ of Liberty or any Subsidiary. Liberty, or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any Employee at any time. Further, the adoption of this Plan shall not be deemed to give any Employee or any other individual any right to be selected as a Participant or to be granted an Option.

         8.5 Amendment/Termination. The Board may suspend or terminate the Plan at any time with or without prior notice. In addition, the Board may, from time to time and with or without prior notice, amend the Plan in any manner, but may not without stockholder approval adopt any amendment that would require the vote of the stockholders of Liberty pursuant to Section 16 of the Exchange Act,
Section 162(m) of the Code (but only insofar as such amendment affects Covered Employees), or Section 422 of the Code.

         8.6 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware (other than its laws respecting choice of law), except as superseded by applicable Federal law.

         8.7 No Right, Title, or Interest in Company Assets. No Participant shall have any rights as a stockholder as a result of participation in the Plan until the date of issuance of stock in his or her name.

         8.8 No Guarantee of Tax Consequences. The Company shall not be liable or responsible in any way for the Option constituting or failing to constitute an incentive stock option for any reason, and Participant agrees to undertake to determine and be responsible for any and all tax consequences to himself or herself with respect to the Option's constituting or failing to constitute an incentive stock option.

         8.9 Compliance with Section 162(m). If any provision of the Plan, other than the application of those contained in Article 7 hereof, would cause the Options granted to a Covered Person not to qualify as "performance-based compensation" under Section 162(m) of the Code, that provision, insofar as it pertains to the Covered Person, shall be severed from, and shall be deemed not to be a part of this Plan, but the other provisions hereof shall remain in full force and effect.



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         8.10 Other Benefits. No Option granted under the Plan shall be considered compensation for purposes of computing benefits under any retirement plan of the Company nor affect any benefits or compensation under any other benefit or compensation plan of the Company now or subsequently in effect.

         8.11 Common Stock Issued Pursuant to Plan Subject to Stockholders' Agreement. Common Stock at any time and from time to time issued upon exercise of an Option granted pursuant to the Plan shall be subject to a Stockholders' Agreement to the extent set forth in the Agreement with respect to such Option. In such case, all evidence of ownership of the Common Stock issued under the Plan shall be appropriately noted so as to comply with the Stockholders' Agreement.

         8.12 Definitions. For purposes of this Plan, the following terms shall have the meaning set forth below:

              Agreement. "Agreement" means any agreement entered into pursuant to this Plan pursuant to which an Option is granted to a Participant.

              Approved Reason. "Approved Reason" means a reason for terminating employment with the Company that, in the opinion of the Board, is in the best interests of the Company, as determined by the Board on a case-by-case basis in its sole discretion. Notwithstanding the foregoing, the President of Liberty, and with respect to a Participant, any Vice-President or Regional Manager with supervisory responsibility for such Participant, may determine that a termination of employment for an Approved Reason has occurred with respect to such Participant.

              Board. "Board" means the Board of Directors of Liberty.

              Cause. "Cause" means theft from the Company, embezzlement of the Company's funds, falsification of the Company's records, fraud committed against the Company, commission of a felonious criminal act involving the Company or while engaged in conduct of the Company's business, incompetence due to the use of or reporting to work under the influence of alcohol, narcotics, other unlawful drugs or controlled substances, legal incapacity, insanity, act or acts involving dishonesty or misconduct which have or may reasonably be expected to have a material adverse effect on the business or reputation of the Company, breach of fiduciary duty to the Company, willful and substantial failure to perform stated duties or lawful directives of the Board or of management of the Company, unless provided otherwise in an Agreement.

              Change In Control. "Change In Control" occurs if and when (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than (i) a person who is a stockholder of Liberty as of the effective date of the Plan, and (ii) a person who becomes a stockholder of Liberty as a result of the exercise of Options granted under the Plan, becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Liberty representing 50.1% or more of the combined voting power





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of Liberty's then outstanding equity securities; provided that a Change In
Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a stockholder, (b) individuals who constitute the Board on December 31, 1998 (the "Incumbent Board") have ceased for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to December 31, 1998 whose election, or nomination for election by Liberty's stockholders, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board (either by a specific vote or by approval of the nomination of such person for election as Director without objection) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board, or (c) stockholders of Liberty approve (or, if stockholder approval is not required, the Board approves) (i) a merger or consolidation of Liberty with another corporation where those who are the stockholders of Liberty immediately prior to the merger or consolidation will not beneficially own, immediately after the merger or consolidation shares entitling such stockholders to vote 50.1% or more of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, (ii) the sale or disposition of all or substantially all of Liberty's assets, or (iii) a plan of partial or complete liquidation of Liberty. Notwithstanding anything herein to the contrary, a Change In Control shall not take place upon the initial public offering of Liberty's Common Stock, or any other class of its securities (unless provided otherwise in an Agreement), except to the extent provided in an Agreement.

         Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

         Common Stock. "Common Stock" means Common Stock of Liberty, which may be newly issued, treasury stock, shares issued and outstanding or shares owned by a Subsidiary.

         Company. "Company" means Liberty and its Subsidiaries.

         Covered Employee. "Covered Employee" means an Employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

         Director. "Director" means a director of Liberty.

         Disability. "Disability," in the case of a Key Employee or a Nonemployee Director, means the permanent and lasting inability, by reason of physical or mental infirmity, or both, of a person to perform his or her duties as as an Employee or Director, as the case may be. Such Disability shall be determined exclusively by the Board, with or without reference to the certificate of a qualified physician. No Director whose Disability is to be determined shall participate in such determination.

         Effective Date. "Effective Date" means the date an Option is determined to be effective by the Board upon its grant of such Option.



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         Employee. "Employee" means either (a) a salaried employee of Liberty or
(b) a salaried employee of a Subsidiary.

         Exchange Act. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

         Key Employee. "Key Employee" means an Employee who holds a position of responsibility in a managerial, technical, production, or administrative capacity, including but not limited to a publisher of any newspaper owned by the Company.

         Nonemployee Director. "Nonemployee Director" means a Director who is not an Employee.

         Option. "Option" means a right to purchase Common Stock issued to a Participant by the Board pursuant to such terms, conditions, restrictions, and limitations, if any, as the Board may establish by the Agreement or otherwise.

         Participant. "Participant" means any Key Employee or Nonemployee Director who has been selected for a grant of stock options pursuant to Article 6.

         Plan. "Plan" means this Liberty Group Publishing, Inc. 1999 Stock Option Plan, as amended or modified from time to time.

         Retirement. "Retirement" means, in the case of a Key Employee, for all Plan purposes other than Section 8.10, a termination of employment from the Company on or after attainment of Normal Retirement Age as defined under the Liberty Group Group Publishing, Inc. 401(k) Profit Sharing Plan. "Retirement" means, in the case of a Nonemployee Director, for all Plan purposes other than
Section 8.10, the termination of such Nonemployee Director's service as a Nonemployee Director on or after age 70, or at any earlier age with the consent of the Board.

         Stockholders' Agreement. "Stockholders' Agreement" means a stockholders' or subscription agreement containing repurchase rights, voting agreements and other restrictions on transfer substantially similar to those contained in the stockholder or subscription agreements executed by management stockholders of the Company except that, with respect to the repurchase rights set forth in the Stockholders' Agreement relating to the termination of a Participant's employment with the Company, the periods during which the Company will have the right to repurchase shares of Common Stock will extend until sixty
(60) days after a Participant exercises the Option and purchases shares of Common Stock pursuant thereto.

         Subsidiary. "Subsidiary" means a corporation or other business entity in which Liberty directly or indirectly has an ownership interest of 80 percent or more.



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